UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    ________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported)             December 19, 2005
________________________________________________________________________________

                               UNISYS CORPORATION
_______________________________________________________________________________
            (Exact Name of Registrant as Specified in its Charter)


   Delaware                           1-8729                    38-0387840
_______________________________________________________________________________
(State or Other              (Commission File Number)         (IRS Employer
Jurisdiction of                                             Identification No.)
Incorporation)


                                  Unisys Way,
                         Blue Bell, Pennsylvania  19424
_______________________________________________________________________________
              (Address of Principal Executive Offices)  (Zip Code)

                                 (215) 986-4011
_______________________________________________________________________________
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In furtherance of the company's plan to incent key employees to execute the turnaround of the company, on December 19, 2005, the Compensation Committee of the Board of Directors of Unisys Corporation granted options to purchase a total of 3,380,000 shares of the company's common stock. These options, which were granted under the company's 2003 Long-Term Incentive and Equity Compensation Plan, were granted to certain of the company's key employees, including executive officers. Of the total amount, executive officers received options to purchase an aggregate of 1,825,000 shares. In general, the option awards are fully vested on the date of grant, have a term of five years and an exercise price equal to the fair market value (as defined in the plan) of the company's common stock on December 19, 2005 ($6.05), and prohibit the grantee from selling the shares acquired upon exercise for a period of two years from the date of grant.




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                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     UNISYS CORPORATION


Date: December 21, 2005                           By: /s/ Janet B. Haugen
                                                      -------------------------
                                                      Janet B. Haugen
                                                      Senior Vice President and
                                                      Chief Financial Officer